UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2004

S/M REAL ESTATE FUND VII, LTD.

(Exact name of Registrant as specified in its Charter)

Texas	0-11779	75-1845682

(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5520 LBJ Freeway, Suite 500, Dallas, ,Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 404-7100

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Exhibits
SIGNATURE
INDEX TO EXHIBITS
Purchase and Sale Agreement
First Amendment to Purchase and Sale Agreement

Item 5. Other Events and Required FD Disclosure.

     On February 20, 2004, S/M Real Estate Fund VII, Ltd. entered into a Purchase and Sale Agreement with Trivest Residential LLC (the “Buyer”) to sell the Partnership’s apartment property located in San Antonio, Texas (the “Property”). The initial purchase price for the Property was $8,150,000. The Buyer’s inspection period ended March 22, 2004, and the parties executed a First Amendment to the Purchase and Sale Agreement which reduced the purchase price by $85,000 to $8,065,000. The only remaining condition to closing the sale of the Property is the receipt of approval from GE Capital for the assumption by Buyer of the loan secured by the Property. The Purchase and Sale Agreement and the First Amendment thereto are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 7. Exhibits.

10.1	Purchase and Sale Agreement between the Partnership and Trivest Residential LLC, dated February 20, 2004.

10.2	First Amendment to Purchase and Sale Agreement, dated March 22, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S/M REAL ESTATE FUND VII, LTD.

	BY:	SM7 APARTMENT INVESTORS INC. General Partner

Date: March 30, 2004		By:	/s/ Richard E. Hoffman

		Name:	Richard E. Hoffman
		Title:	Chief Executive Officer, Director, President and Treasurer

INDEX TO EXHIBITS

10.1	Purchase and Sale Agreement between the Partnership and Trivest Residential LLC, dated February 20, 2004.

10.2	First Amendment to Purchase and Sale Agreement, dated March 22, 2004.